Exhibit 10-AAz

AMENDMENT NUMBER 2 TO

RECEIVABLES PURCHASE AND SERVICING AGREEMENT

AMENDMENT NUMBER 2 TO RECEIVABLES PURCHASE AND SERVICING AGREEMENT (the “Agreement”), effective as of August 27, 2004 between TECH DATA CORPORATION, a Florida corporation (“Seller”) having its principal office at 5350 Tech Data Drive, Clearwater, Florida 33760, and TECH DATA FINANCE SPV, INC., a Delaware corporation (“Purchaser”) having its principal office at 1655 N. Main St., Suite 295, Walnut Creek, California 34596, amending that certain Receivables Purchase and Servicing Agreement between the Seller and the Purchaser effective as of May 19, 2000 (such agreement as amended to the date hereof, the “Original Agreement”).

WHEREAS, the Seller desires to amend the Original Agreement to provide that the Seller may designate, from time to time, obligors the Receivables of which are not sold to the Purchaser pursuant to the Original Agreement;

WHEREAS, on the terms and conditions set forth herein, the parties hereto consent to such amendments; and

WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement or the TAA, as appropriate;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Amendment to Definitions.

(a) The definition of “Receivable” is hereby deleted and replaced with the following (solely for convenience added language is italicized):

“Receivable” means the indebtedness owed to the Seller by any Obligor (without giving effect to any purchase hereunder by the Purchaser at any time) under a Contract whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of merchandise or services by the Seller, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto, provided, however, that “Receivable” shall not include any indebtedness owed to the Seller by any Obligor designated by the Seller pursuant to Section 2.1(a) which is originated on and after the effective date of such designation (unless any such designation is subsequently rendered non-effective as provided in such Section).”

SECTION 2. Amendment to Section 2.1 (a). Section 2.1(a) is hereby deleted and replaced with the following (solely for convenience added language is italicized):

(a) Upon the terms and subject to the conditions set forth herein, the Seller hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) all Receivables outstanding on the date hereof and hereafter created or acquired by the Seller, together with all Related Security, Collections and all other instruments and all rights under the Contracts relating to such Receivables, (ii) with respect to the Receivables, all accounts, chattel paper, general intangibles and instruments (each, as defined in the applicable UCC) outstanding on the date hereof and hereafter created or acquired by the Seller, and all rights (but not the obligations) relating thereto, (iii) all monies due or to become due with respect thereto, and (iv) all proceeds of the foregoing. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Purchaser of any obligations of the Seller or any other Person to obligors or to any other Person in connection with the Purchased Receivables or under any Related Security or other agreement and instrument relating to the Purchased Receivables. The Seller may, from time to time, by written notice to the Purchaser and the Administrative Agent, designate one or more Obligors the indebtedness of which is owed to the Seller is not to be included in the Receivables sold hereunder. Any such designation (i) shall be effective upon the written consent to such designation by the Purchaser and the Administrative Agent, (ii) shall be effective as to all indebtedness of any such Obligor owing to the Seller created on and after the fifth Business Day following the later of the consent of the Purchaser and the Administrative Agent to such designation and (iii) may be subsequently made non-effective upon five (5) Business Days written notice from the Seller to the Purchaser and the Administrative Agent, such that indebtedness of such an Obligor owing to the Seller arising on and after such fifth Business Day shall thereupon and thereafter constitute Receivables sold hereunder by the Seller to the Purchaser.

SECTION 3. Conditions Precedent. This Amendment shall not become effective until the Administrative Agent shall have received fully executed copies hereof.

SECTION 4. Representations and Warranties. Each of the Seller and the Purchaser hereby makes to the other, on and as of the date hereof, all of the representations and warranties set forth in the Original Agreement, except to the extent that any such representation or warranty refers to an earlier date.

SECTION 5. Successors and Assigns. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN

DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 9. Ratification. Except as expressly affected by the provisions hereof, the Original Agreement as amended by this Amendment shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

TECH DATA FINANCE SPV, INC.,
as Purchaser

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Senior Vice President of Tax and
Treasurer

TECH DATA CORPORATION,
as Seller

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Senior Vice President of Tax and
Treasurer